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                                 EXHIBIT 23(b)

                  CONSENT OF STEWART, FOWLER & STALVEY, P.C.


The Board of Directors
PAB Bankshares, Inc.

We hereby consent to the incorporation by reference of our report, dated January 13, 1999, included in the Proxy Statement/Prospectus (the "Proxy
Statement/Prospectus") forming a part of this Registration Statement on Form S-4 of PAB Bankshares, Inc. and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus.


                                       /s/ Stewart, Fowler, & Stalvey, P.C.






Valdosta, Georgia

October 13, 1999